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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 10, 1997

                           KELLSTROM INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

       Delaware                       0-23764                13-3753725
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(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)

  14000 N.W. 4th Street, Sunrise, Florida                       33325
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   (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (954) 845-0427

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 2.    Acquisition or Disposition of Assets.

        On September 10, 1997, Kellstrom Industries, Inc. (the "Company"), through Aero Support Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Kellstrom Subsidiary"), completed the acquisition (the "Acquisition") of substantially all of the assets of Aero Support USA Inc., a privately held New York Corporation ("Aero Support"). The consideration paid by the Company consisted of $13,767,867 in cash (the "Cash Purchase Price") and three warrants dated September 10, 1997. One warrant is for the purchase of 75,000 shares of common stock, par value $0.001 per share of the Company (the "Common Stock"), at an exercise price of $22.00 per share, expiring in three years. The other warrants are for the purchase of an aggregate of 175,000 shares of Common Stock, at an exercise price of $19.00 per share, expiring in five years. Up to an additional $5,000,000 cash consideration may be paid in the form of an earn-out payable over three years based upon Aero Support's future operating performance. On September 10, 1997, the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $16.75 per share. The Acquisition was consummated pursuant to the terms of an Asset Purchase Agreement, dated as of September 10, 1997, by and among the Company and Kellstrom Subsidiary, on the one hand, and Aero Support and its shareholders (the "Principals"), on the other hand.

        A portion of the Cash Purchase Price consisted of the issuance of (i) a promissory note in the aggregate principal amount of $8,999,457 maturing September 17, 1997 and bearing interest at the so called "prime" rate of interest charged from time to time by Barnett Bank, N.A. (Kellstrom's senior lender) on short term loans and (ii) two promissory notes in the aggregate principal amount of $2,688,410 maturing January 15, 1998 and bearing interest at the same rate. The financing needed for payment of the Cash Purchase Price was funded through the Company's revolving credit facility with Barnett Bank, N.A. (the "Barnett Facility"). Borrowings under the Barnett Facility bear interest at 1/4% below the prime rate or at LIBOR plus 275 basis points and are secured by substantially all the assets of the Company.

        In addition, the Company is obligated to pay a fee to Helix Capital Services, L.L.C. ("Helix") for financial services provided in connection with the Acquisition under a pre-existing merchant banking agreement with Helix in an amount equal to three percent (3%) of the consideration paid by the Company in the Acquisition.

        Aero Support is an international after market reseller of turbo jet engines and engine parts for helicopters and large transport aircraft. Aero Support has a customer base that includes domestic and foreign operators, commercial and industrial enterprises, engine overhaul facilities and individual operators. Its main product lines are distinct from those of Kellstrom. Aero Support's primary focus is on the Allison (Rolls Royce) T56/501 engine, which powers the military's Hercules C-130 aircraft and the Allison 250, with 16,000 units actively in use by helicopters. During 1996, Aero Support served 495 customers worldwide from its headquarters in New York and its additional facilities in Louisiana. The Company intends to continue the business conducted by Aero Support. The press release issued by the Company, dated September 10, 1997, is attached hereto as Exhibit 99.1.


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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

    a.  Financial Statements of Business Acquired.

        It is impracticable for the Company to provide the required Consolidated Financial Statements of Aero Support on the date this report is being filed. The Company intends to file the required Interim Consolidated Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report must have been filed.

        b.  Pro Forma Financial Information.

            It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report must have been filed.

        c.  Exhibits.

        2. The Asset Purchase Agreement by and among the Company, Kellstrom Subsidiary, Aero Support and the Principals.

        10.1 Warrant dated September 10, 1997, issued by the Company to Zvi Bar-On.

        10.2 Warrant dated September 10, 1997, issued by the Company to Mordechai Markowicz.

        10.3 Warrant dated September 10, 1997, issued by the Company to Michael Navon.

        99.1 Press Release issued by the Company, dated September 10, 1997, regarding the Company's acquisition of Aero Support.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         KELLSTROM INDUSTRIES, INC.

Date:    September 24, 1997              By  /s/ Zivi R. Nedivi
                                            -------------------------------
                                             Zivi R. Nedivi
                                             President and Chief Executive
                                             Officer


                      STATEMENT OF DIFFERENCES


The section symbol shall be expressed as .........'SS'




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                                  EXHIBIT INDEX

No.           Description
--            -----------

2. The Asset Purchase Agreement by and among the Company, Kellstrom Subsidiary, Aero Support and the Principals.

10.1 Warrant dated September 10, 1997, issued by the Company to Zvi Bar-On.

10.2 Warrant dated September 10, 1997, issued by the Company to Mordechai Markowicz.

10.3 Warrant dated September 10, 1997, issued by the Company to Michael Navon.

99.1 Press Release, dated September 10, 1997, regarding the Company's acquisition of Aero Support.


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